UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2014

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On July 30, 2014, SJW Corp. (the “Company”) and W. Richard Roth, the Chairman of the Board, President and Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to Mr. Roth's amended and restated employment agreement (the “Employment Agreement”). The Amendment was approved by the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company on July 29, 2014. Pursuant to such Amendment, (i) the term of Mr. Roth’s employment under the Employment Agreement was extended to December 31, 2017, (ii) Mr. Roth’s annual base salary for the 2015 calendar year was increased to $710,000, and (iii) his annual base salary for the 2016 and 2017 calendar years will be increased by 4% per year to $738,400 and $767,936, respectively. In the event of a significant increase in the rate of inflation, the Committee may, in its sole discretion, further increase Mr. Roth’s annual base salary during the 2016 and 2017 calendar years.
In addition to the foregoing, the Amendment provides for the grant to Mr. Roth of restricted stock unit awards under the Company’s Long-Term Incentive Plan (the “LTIP”). The awards will be in the form of a service-based restricted stock unit award, a multi-year performance-based restricted stock unit award and three annual performance-based restricted stock unit awards. The aggregate target number of shares of the Company’s Common Stock subject to the awards will be determined by dividing $1,500,000 by the closing price per share of Common Stock on August 4, 2014 (the “Price”). The terms of the awards will be as follows:
(i)    On August 4, 2014, Mr. Roth will be granted an award of restricted stock units covering a number of shares determined by dividing $450,000 by the Price, rounded to the nearest whole number (the “Service Award”). Each vested restricted stock unit will entitle Mr. Roth to receive one share of Common Stock. The Service Award will vest in three (3) equal annual installments upon completion of each year of service to the Company over the three (3)-year period measured from January 1, 2015. Upon Mr. Roth’s termination of employment by reason of death or disability, or by the Company other than for Good Cause (as defined in the Employment Agreement), or by Mr. Roth for Good Reason (as defined in the Employment Agreement) (each, a “Qualifying Termination”), the Service Award will vest in full; upon any other termination, the Service Award will be forfeited. In the event of a Change in Control (as defined in the LTIP), the Service Award may be assumed, replaced or otherwise continued in accordance with the terms of the LTIP; if it is so assumed, replaced or continued, then the Service Award will continue to vest in accordance with the same service requirements applicable to the award in the absence of a Change in Control, subject to accelerated vesting on a Qualifying Termination following the Change in Control. If the Service Award is not so assumed, replaced or continued, the Service Award will vest in full upon the Change in Control.
(ii)    On August 4, 2014, Mr. Roth will be granted an award of restricted stock units covering a target number of shares determined by dividing $525,000 by the Price, rounded to the nearest whole number (the “TSR Award”). The TSR Award will vest on December 31, 2017 based on the achievement of relative total shareholder return (“TSR”) over the period measured from August 4, 2014 to December 31, 2017 (the “TSR Performance Period”), provided Mr. Roth remains in service with the Company through the end of such performance period. To determine the achievement of relative TSR, the Company’s TSR will be compared to the TSRs of eight peer companies as measured over the TSR Performance Period. The number of shares issuable under the TSR Award will range from 0% to 200% of the target number of shares based on the Company’s TSR ranking amongst such peer companies. In the event of Mr. Roth’s Qualifying Termination (other than following a Change in Control), Mr. Roth will be entitled to receive, following the end of the TSR Performance Period, the number of shares issuable under the award based on the level of actual attainment of performance (with such number pro-rated for the period of service during the TSR Performance Period in the event of a termination by reason of death or disability). In the event of a Change in Control, the TSR Performance Period will end on the date of such Change in Control and the number of shares issuable under the TSR Award will be determined based on attainment of performance over the abbreviated performance period. If the award as so determined is assumed, replaced or otherwise continued in connection with the Change in Control, the award will vest on December 31, 2017, subject to continued service through that date; however, the award will vest in full upon a Qualifying Termination that occurs within 24 months following the Change in Control. If the award is not assumed, replaced or otherwise continued, the shares issuable under the award will vest upon the Change in Control.
(iii)    In each of the 2015, 2016 and 2017 calendar years, Mr. Roth will be granted an award of restricted stock units covering a target number of shares determined by dividing $175,000 by the Price, rounded to the nearest whole number (each, an “ROE Award”). The number of shares subject to an ROE Award will be subject to adjustment for any stock split, stock dividend, recapitalization and other changes and transactions that occur after August 4, 2014 but prior to the grant date of that award. Each annual ROE Award will be granted within ninety (90) days following the start of the applicable calendar year and will vest based on the achievement of a specified performance goal based on return on equity (“ROE”) as measured over the applicable calendar year period and continued service through December 31 of that year. The ROE performance goal for each annual ROE Award will be determined by the Committee at the time of the grant of such award. In the event of Mr. Roth’s Qualifying Termination (other than following a Change in Control), Mr. Roth will be entitled to receive, following the end of the applicable performance period, the number of shares issuable under the then outstanding ROE Award based on the level of actual attainment of performance (with such number pro-rated for the period of service during the performance measurement period in the event of a termination by reason of death or disability); upon any other termination, the outstanding ROE Award will be forfeited. In the event of a Change in Control during the measurement period of an ROE Award, the number of shares issuable under such ROE Award will be increased by the target number of shares issuable under ROE Awards that have not yet been issued. If the ROE Award (as so adjusted) is assumed, replaced or otherwise continued in connection with a Change in Control, the ROE Award will vest upon completion of service through the end of the applicable calendar year of grant of the ROE Award or upon a Qualifying Termination that occurs within 24 months following the Change in Control. The ROE Award (as so adjusted) will immediately vest in the event of a Change in Control in which the ROE Award is not assumed, replaced or otherwise continued. No additional ROE Awards will be granted following Mr. Roth’s termination or a Change in Control.
The Amendment also provides for a clawback of compensation in accordance with any present or future law, government regulation or stock exchange listing requirement.
The foregoing summary is qualified in its entirety by the full texts of the Amendment, including the exhibits thereto, which is filed herewith as Exhibit 10.1 and incorporated into this Form 8-K by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Document
10.1
Amendment, effective as of July 30, 2014, to the Amended and Restated Employment Agreement of W. Richard Roth, together with Exhibit A (Form of Restricted Stock Unit Issuance Agreement - Service Award), Exhibit B (Form of Restricted Stock Unit Issuance Agreement - TSR Award), and Exhibit C (Form of Restricted Stock Unit Issuance Agreement - ROE Award)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW Corp.

August 1, 2014	/s/ James P. Lynch
James P. Lynch Chief Financial Officer and Treasurer

Exhibit No.	Description of Document
10.1
Amendment, effective as of July 30, 2014, to the Amended and Restated Employment Agreement of W. Richard Roth, together with Exhibit A (Form of Restricted Stock Unit Issuance Agreement - Service Award), Exhibit B (Form of Restricted Stock Unit Issuance Agreement - TSR Award), and Exhibit C (Form of Restricted Stock Unit Issuance Agreement - ROE Award)

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